Exhibit 5.1A

February 6, 2023	Orrick, Herrington & Sutcliffe LLP
51 W 52nd Street
New York, NY 10019
+1-212-506-5000
orrick.com

Zapp Electric Vehicles Group Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9008

Cayman Islands

Re:	Registration Statement of Zapp Electric Vehicles Group Limited on Form F-4 (File No. 333-268857)

Ladies and Gentlemen:

We have acted as United States counsel to CIIG Capital Partners II, Inc. (“CIIG II”), a Delaware corporation, in connection with the registration by Zapp Electric Vehicles Group Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Pubco”), with the United States Securities and Exchange Commission (the “SEC”) of 26,437,500 warrants (the “Pubco Warrants”) entitling the holders thereof to purchase one ordinary share of Pubco, par value $0.0001 per share (each, a “Pubco Share”), at a price of USD $11.50 per share, pursuant to the Registration Statement on Form F-4 (File No. 333-268857) filed by Pubco with the SEC on December 16, 2022, as amended by Amendment No. 1 to the Registration Statement on Form F-4, filed with the SEC on January 20, 2023, and Amendment No. 2 to the Registration Statement on Form F-4, filed with the SEC on February 6, 2023 (such Registration Statement on Form F-4, as so amended, the “Registration Statement”).

The Pubco Warrants will be governed by the Warrant Agreement (the “Warrant Agreement”), dated as of September 14, 2021, by and between CIIG II and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), pursuant to which the warrants of CIIG II (the “CIIG II Warrants”) to acquire shares of Class A Class Common Stock of CIIG II, par value $0.0001 per share (the “CIIG II Class A Common Stock”), were issued, as modified by that certain Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”) in the form filed as Exhibit 4.3 to the Registration Statement to be entered into by and among CIIG II, Pubco and the Warrant Agent. Upon consummation of the business combination contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 22, 2022, by and among CIIG II, Zapp Electric Vehicles Limited, a private company limited by shares registered in England and Wales, Pubco and Zapp Electric Vehicles, Inc., a Delaware corporation and direct, wholly owned subsidiary of Pubco (“Merger Sub”), by which Merger Sub will merge with and into CIIG II, with CIIG II being the surviving corporation (the “Merger”), and upon the execution and delivery of the Warrant Assumption Agreement, at the effective time of the Merger (the “Effective Time”), each CIIG II Warrant outstanding immediately prior to the Effective Time will cease to be a warrant with respect to CIIG II Class A Common Stock and be exchanged for a Pubco Warrant and the obligations of CIIG II under the Warrant Agreement will be assumed by Pubco under the Warrant Assumption Agreement.

Zapp Electric Vehicles Group Limited

February 6, 2023

We have examined the Registration Statement, the Merger Agreement, the Certificate of Merger in the form filed as Exhibit G to the Merger Agreement filed as Exhibit 2.1 to the Registration Statement (the “Form Certificate of Merger”), the Warrant Agreement, the form of Warrant Assumption Agreement, a specimen Warrant Certificate of Pubco in the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Certificate and, together with the Warrant Agreement and the Warrant Assumption Agreement, the “Transaction Documents”) and such other documents, and considered such legal matters, as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and directors of Pubco and CIIG II. We have assumed that each of CIIG II and the Warrant Agent is validly existing, has duly authorized, executed and delivered the Warrant Agreement and the Warrant Agreement is a valid, binding and enforceable agreement of CIIG II and the Warrant Agent, and each will duly authorize, execute and deliver the Warrant Assumption Agreement and the Warrant Assumption Agreement will be a valid, binding and enforceable agreement of CIIG II and the Warrant Agent. We have also assumed that pursuant to Cayman Islands law, Pubco is validly existing, has the power to execute and deliver the Warrant Assumption Agreement, and will duly authorize, execute and deliver the Warrant Assumption Agreement and the Warrant Assumption Agreement will be a valid, binding and enforceable agreement of CIIG II and the Warrant Agent.

The opinion stated below also assumes that all of the following will have occurred prior to the issuance of the Pubco Warrants: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act of 1933, as amended (the “Securities Act”) and such authorization shall not have been terminated or rescinded; (ii) the Pubco Warrants will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (iii) there shall not have occurred any change in law affecting the legality or enforceability of the Pubco Warrants; (iv) any securities issuable upon conversion, exchange, or exercise of any securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (v) after the issuance of any securities offered pursuant to the Registration Statement, the total number of issued ordinary shares, together with the total number of ordinary shares issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized ordinary shares available for issuance under the amended and restated memorandum and articles of association of Pubco as then in effect; (vi) the consideration received for the issuance and sale of ordinary shares of Pubco will be in an amount that is not less than the par value per share of such ordinary shares; (vii) the Transaction Documents will have been duly authorized, executed and delivered by CIIG II, Pubco and the Warrant Agent; (viii) the transactions contemplated by the Merger Agreement to be consummated pursuant to the Merger Agreement prior to the issuance of the Pubco Warrants will have been consummated; (ix) all other necessary action will have been taken under the applicable laws of the Cayman Islands and the State of Delaware to authorize, approve and permit the Merger, and any and all consents, approvals and authorizations from applicable Cayman Islands, the State of Delaware and other governmental and regulatory authorities required to authorize and permit the Merger will have been obtained; (x) the Board of Directors of Pubco, including any duly authorized committee thereof, will have taken all necessary corporate action to approve the issuance and sale of the Pubco Warrants and the Pubco Shares and related matters and appropriate officers of Pubco have taken all related action as directed by or under the direction of the Board of Directors of Pubco; (xi) the certificate of merger between Merger Sub and CIIG II to be filed in connection with the Merger is in the same form as the Form Certificate of Merger, and will be duly filed with the Secretary of State of the State of Delaware in accordance with the applicable laws of the State of Delaware; (xii) the conformity to the originals of all documents submitted to us as copies; (xiii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (xiv) the legal competence of all signatories to such documents; and (xv) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed and (xvi) the terms of the Transaction Documents and the issuance of the Pubco Warrants and the Pubco Shares will have been duly established in conformity with the memorandum and articles of association of Pubco so as not to violate any applicable law or the amended and restated memorandum and articles of association of Pubco to be adopted immediately prior to the Merger, or result in a default under or breach of any agreement or instrument binding upon Pubco, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Pubco.

Zapp Electric Vehicles Group Limited

February 6, 2023

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the conditions in the fourth paragraph of this letter have been satisfied; (ii) the CIIG II Warrants have ceased to be warrants with respect to the CIIG II Class A Common Stock at the Effective Time in accordance with the terms of the Merger Agreement; (iii) the Warrant Assumption Agreement has been duly authorized, executed and delivered by each party thereto; and (iv) the Warrant Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Agreement, the Pubco Warrants, when issued and distributed in accordance with the terms of the Warrant Agreement, the Warrant Assumption Agreement and the Merger Agreement, will constitute valid and binding obligations of Pubco, enforceable against Pubco in accordance with their terms under the laws of the State of New York, except: (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief; (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinions expressed above are limited to the laws of the State of New York and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP